Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Bank First Corporation

Manitowoc, Wisconsin

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2020, with respect to the consolidated financial statements of Bank First Corporation as of December 31, 2019, included in the Annual Report on Form 10-K for Bank First Corporation for the year ended December 31, 2019, and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

March 12, 2020